UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2024

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (332) 236-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February16, 2024, Benchmark Energy II, LLC (together with its subsidiaries, “Benchmark”), a majority-owned subsidiary of Acacia Research Corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Revolution Resources II, LLC, Revolution II NPI Holding Company, LLC, Jones Energy, LLC, Nosley Assets, LLC, Nosley Acquisition, LLC, and Nosley Midstream, LLC (collectively, “Revolution”). Pursuant to the Purchase and Sale Agreement, Benchmark has agreed to purchase and Revolution has agreed to sell certain upstream assets and related facilities (the “Assets”) in Texas and Oklahoma, upon the terms and subject to the conditions of the Purchase and Sale Agreement (such purchase and sale, together with the other transactions contemplated by the Purchase Sale Agreement, the “Transaction”).

Under the terms and conditions of the Purchase and Sale Agreement, which has an economic effective date of March 1, 2024, the aggregate consideration to be paid to Revolution in the Transaction will consist of $145 million in cash (the “Purchase Price”), subject to customary post-closing adjustments. Benchmark expects the Transaction to close in the second quarter of 2024 subject to customary closing conditions, as more fully described below.

Purchase Price. The Company’s expected contribution to Benchmark to fund its portion of the Purchase Price, including the Deposit (as defined below), is $57.5 million which the Company anticipates will be funded from cash on hand. The remainder of the Purchase Price is expected to be funded by a combination of borrowings by Benchmark under a new revolving credit agreement of approximately $72.5 million and the remaining being funded through a cash contribution of approximately $15 million from McArron Partners, the other investor in Benchmark. Following the Transaction, the Company’s interest in Benchmark is expected to be approximately 73.1%.

Deposit. Pursuant to the Purchase and Sale Agreement, Benchmark has deposited an amount equal to 7.5% of the unadjusted Purchase Price, or $10.875 million (the “Deposit”), into a third-party escrow account. At the closing of the Transaction, the Deposit (together with any interest earned thereon) will be retained in the escrow account as a holdback for six months following the closing of the Transaction (the “Initial Holdback Release Date”). Following the Initial Holdback Release Date, one-half of the Deposit less all undisbursed or unpaid alleged damages or defects required to be disbursed to Benchmark or required to be retained by the escrow agent shall be released to Revolution. The remainder of the Deposit shall be released to Revolution promptly following the later of the 12-month anniversary of the closing of the Transaction or the final, non-appealable resolution by a court order or settlement of any claims made pursuant to the Purchase and Sale Agreement.

Closing Conditions. The Purchase and Sale Agreement provides that the closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards and customary qualifications), (b) compliance by each party in all material respects with their respective covenants, and (c) the absence of any governmental order restraining, enjoining or otherwise prohibiting the consummation of the Transaction or any pending governmental proceeding in respect thereof.

Termination Rights. The Purchase and Sale Agreement also provides for certain termination rights for Benchmark and Revolution, including, among others (and subject to certain exceptions in each case), (a) by mutual written consent of the parties, (b) by Benchmark, upon material breach by Revolution of its obligations under the Purchase and Sale Agreement that is either of such magnitude that it will not be possible for a closing condition to be satisfied or that causes a failure of a closing condition (subject to notice and cure periods), (c) by Revolution, upon material breach by Benchmark of its obligations under the Purchase and Sale Agreement that is either of such magnitude that it will not be possible for a closing condition to be satisfied or that causes a failure of a closing condition (subject to notice and cure periods), (d) by either Benchmark or Revolution if the Transaction has not closed by June 30, 2024 or such later date as shall be mutually agreed to in writing by the parties (the “Long-Stop Date”), provided that the failure to close does not result primarily from the terminating party’s material breach of the Purchase and Sale Agreement, (e) by either Benchmark or Revolution if the consummation of the Transaction is made illegal or otherwise prohibited under any legal requirement or permanently enjoined, prohibited or otherwise permanently restrained by the terms of a final, non-appealable order, decree, ruling or other action, and (f) by either Benchmark or Revolution, if the sum of (i) all Title Defect Values (as such term is defined in the Purchase and Sale Agreement) asserted by Benchmark in good faith and without taking into account the Title Defect Deductible (less the sum of all Title Benefit Values) (as such terms are defined in the Purchase and Sale Agreement), plus (ii) all Environmental Defect Values (as such term is defined in the Purchase and Sale Agreement) asserted by Benchmark in good faith and without taking into account the Environmental Defect Deductible (as such term is defined in the Purchase and Sale Agreement), plus (iii) any aggregate downward Purchase Price adjustments (as set forth in the Purchase and Sale Agreement), exceeds 15% of the unadjusted Purchase Price.

Subject to certain further terms, conditions and exceptions, if the Purchase and Sale Agreement is terminable (i) by Revolution upon material breach by Benchmark or on the Long-Stop Date (if at such time Revolution could have terminated the Purchase and Sale Agreement due to a material breach by Benchmark), then Revolution will have, as its sole and exclusive remedy, the right to terminate the Purchase and Sale Agreement and receive distribution of the Deposit as liquidated damages; or (ii) by Benchmark upon material breach by Revolution or on the Long-Stop Date (if at such time Benchmark could have terminated the Purchase and Sale Agreement due to a material breach by Revolution), then Benchmark will have the right, at its sole discretion, to either (1) enforce specific performance by Revolution of the Purchase and Sale Agreement, or (2) if Benchmark does not elect to seek and enforce specific performance (or does not successfully seek and enforce specific performance), terminate the Purchase and Sale Agreement and (in addition to receiving distribution of the Deposit) seek to recover actual damages from Revolution in an amount not to exceed Benchmark’s actual documented, out-of-pocket expenses in connection with the Purchase and Sale Agreement, but in no case in an amount exceeding the Deposit.

Other. Benchmark and Revolution have made customary representations and warranties in the Purchase and Sale Agreement. The Purchase and Sale Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (a) the conduct of Revolution’s business during the period between the execution of the Purchase and Sale Agreement and closing of the Transaction and (b) the efforts of the parties to cause the Transaction to be completed, including obtaining any required governmental approvals.

The representations, warranties and covenants contained in the Purchase and Sale Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase and Sale Agreement, (b) are subject to materiality qualifications contained in the Purchase and Sale Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase and Sale Agreement or such other date as is specified in the Purchase and Sale Agreement and (d) have been included in the Purchase and Sale Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase and Sale Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase and Sale Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase and Sale Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase and Sale Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase and Sale Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the Securities and Exchange Commission.

The foregoing description of the Purchase and Sale Agreement and the Transaction does not purport to be complete, is subject to and is qualified in its entirety by reference to the copy of the Purchase and Sale Agreement attached hereto as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

On February 20, 2024, the Company issued a press release (the “Press Release”) announcing the Transaction. A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based upon the Company’s current expectations and speak only as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “positioned,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: the ability of the parties to consummate the Transaction; delay or failure to consummate the Transaction due to unsatisfied closing conditions or otherwise; significant transaction costs associated with the Transaction; the risk of litigation and/or regulatory actions related to the Transaction; the ultimate amount of cash consideration to be paid in the Transaction due to purchase price adjustments or otherwise; changes in reserve or production levels; conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, Natural Gas Liquids and natural gas and the resulting impact on price; changes in political or economic conditions in the U.S. and elsewhere, including changes in foreign currency exchange rates, interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments; capital available for exploration and development; risks related to hedging activities; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks; lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits; the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations, including due to bankruptcy; unexpected events that may impact distributions from our equity method investees; changes in our credit ratings; hazards such as weather conditions, a health pandemic (similar to COVID-19), acts of war or terrorist acts and the government or military response thereto; security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business; changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; impacts of the Inflation Reduction Act of 2022; and unknown geological, operating and economic factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this new release, except as required by law. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1*	Purchase and Sale Agreement dated February 16, 2024 by and between Revolution Resources II, LLC, Revolution II NPI Holding Company, LLC, Jones Energy, LLC, Nosley Assets, LLC, Nosley Acquisition, LLC, and Nosley Midstream, LLC, as Sellers, and BE Anadarko II, LLC, as Buyer.

99.1	Press Release dated February 20, 2024 of Acacia Research Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2024

ACACIA RESEARCH CORPORATION

By:	/s/ Jason Soncini
Name:	Jason Soncini
Title:	General Counsel